EXHIBIT 10.1

PORTION OF PUBLIC DEED CONTAINING PURCHASE AND SALE AGREEMENT

VOLUME FIVE HUNDRED FORTY EIGHT

NUMBER: 16,329 (SIXTEEN THOUSAND THREE HUNDRED TWENTY-NINE).

In Ciudad Juarez, State of Chihuahua, on May 31, 2005, before me, Mr. OSCAR CAYETANO BECERRA TUCKER, Notary Public Number twenty-eight in exercise for this Bravos Judicial District, acting in the Ordinary Open Protocol, appeared on the first part the company KEY SAFETY SYSTEMS DE MEXICO SOCIEDAD ANONIMA DE CAPITAL VARIABLE, hereinafter referred to as the “SELLING PARTY”, represented by its legal representative Mr. ARMANDO ESPINOSA MEDEL, and on a second part the company KEYTRONIC JUAREZ, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, hereinafter referred to as the “BUYING PARTY”, represented by its legal representative Mr. EFREN PEREZ RICARDEZ, with the purpose of executing a PURCHASE AND SALE AGREEMENT, which I attest pursuant to the following recitals and clauses:

R E C I TA L S

FIRST. The SELLING PARTY declares, through its appearing legal representative, that:

a) It is the owner and has the possession and full domain of a tract of land and the building thereon constructed (hereinafter the “PROPERTY”) identified as lot 3 of block 3 of PARQUE INDUSTRIAL G.E.M.A, in this city with a surface area of 9.884.103 square meters (NINE THOUSAND EIGHT HUNDRED AND EIGHTY-FOUR SQUARE METERS TEN SQUARE DECIMETERS THREE SQUARE CENTIMETERS) and the following meets and bounds:

From point number one to point two, course SW 03º15’00”, it measures forty meter thirty five centimeters; from point two to point three, course SW 40º44’13”, curve length measures thirteen meters seventy four centimeters, sub-tangent of eight meters five centimeters and a radius of ten meters fifty centimeters; from point three to point four, course SE 04º15’47”, curve line that measures forty seven meters fifty centimeters, and bounds on these three measurements with Auxiliar Number 3 Street; from point four to point five, course NW 86º45’00”, it measures one hundred twenty-two meters thirty nine centimeters, and bounds with Colonia Mexico 68; from point five to point six, course NE 83º15’80”, it measures eighty three meters, and bounds with Auxiliar Number 4 Street; and from point six to starting point one to close the figure, course SE 86º45’00” it measures one hundred and twenty-five meters eighty nine centimeters, and bounds with Honeywell.

b) It acquired the PROPERTY through a Termination Agreement of an Irrevocable Trust Conveying Ownership executed under its former name Alliedsignal Cinturones de Seguridad, S.A. de C.V., with Bancomer, S.A. de C.V. Institucion de Banca Multipole Grupo Financiero, Direccion Fiduciaria, which was formalized through public deed number 12,484 (TWELVE THOUSAND, FOUR HUNDRED EIGHTY-FOUR) dated May 6 (SIX), 1994 (NINETEEN NINETY-FOUR), granted in this city before the undersigned Notary Public, at the time substitute Notary Public number 4 (FOUR), given the absence of its official Mr. Eduardo Romero Ramos. The first official copy of such public deed is registered under number 888 (EIGHT HUNDRED EIGHTY-EIGHT), page 55 (FIFTY FIVE), of book 2168 (TWO THOUSAND ONE HUNDRED SIXTY-EIGHT) of the First Section, with the Local Public Registry of Property.

The trust agreement that was cancelled pursuant to the last paragraph was executed in public deed number 8,436 (EIGHT THOUSAND, FOUR HUNDRED THIRTY-SIX) dated July 20 (TWENTY), 1991 (NINETEEN NINETY-ONE), granted before Mr. Jorge Antonio Alvarez Compean, Notary Public number 18 (EIGHTEEN), associated and acting on the protocol of Notary Public number 4 (FOUR), given the absence of its official. The first testimony of the public deed is registered, under number 283 of book number 1903 of the Fist Section, with the Local Public Registry of Property.

SECOND. The SELLING PARTY adds that the PROPERTY is free of liens and limitations of domain and up to date in the payment of its tax obligations, as evidenced with the lack of liens certificate and with the receipts of the payments of the Real Property Tax and Water service, which certified copies are attached to the appendix of this volume of my protocol under the number hereinafter established.

THIRD. The parties declare that they wish to enter into a PURCHASE AND SALE AGREEMENT regarding the PROPERTY.

Given the above stated they grant the following:

C L A U S E S

FIRST. KEY SAFETY SYSTEMS DE MEXICO, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE (previously known as ALLIEDSIGNAL CINTURONES DE SEGURIDAD, S.A. DE C.V.), through its appearing legal representative, SELLS the PROPERTY to KEYTRONIC JUAREZ, SOCIEDAD ANONIMA DE CAPITAL VARIABLE with the meets and bounds described in the First recital hereof, which are hereby reproduced as if they were literally inserted, with all that in fact and by law corresponds to it, free of liens and other limitations of domain, and up to date on the payment of its tax obligations, and covenants to guarantee title and right of possession.

This purchase and sale is Ad-Corpus in the terms of the provisions of the Civil Code in force in the State of Chihuahua, therefore the SELLING PARTY hereby delivers without restrictions, to the BUYING PARTY which hereby receives everything that is located within the bounds of the PROPERTY previously described, even if there is an excess or decrease in the measurements stated herein.

SECOND. The agreed price for the PROPERTY is the amount of $1,400,000.00 (ONE MILLION FOUR HUNDRED THOUSAND DOLLARS 00/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA), plus the Value Added Tax that corresponds to the constructions.

The parties declare that from the above mentioned amount, US$490,000.27 (FOUR HUNDRED NINETY THOUSAND DOLLARS 27/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) correspond to the land and the amount of US$909,999.73 (NINE HUNDRED-NINE THOUSAND, NINE HUNDRED AND NINETY-NINE DOLLARS 73/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA) correspond to the building, therefore the Value Added Tax that is transferred pursuant to Article 10 of the Regulations of the Value Added Law, is the amount of US$136,499.95 (ONE HUNDRED AND THIRTY SIX THOUSAND FOUR HUNDRED NINETY-NINE DOLLARS 95/100 LEGAL CURRENCY OF THE UNITED STATES OF AMERICA). The BUYING PARTY hereby declares that it has delivered the total amount of the Purchase Price and the corresponding Value Added Tax to the SELLING PARTY, therefore granting the broadest receipt allowed by law.

THIRD. The BUYING PARTY hereby receives, to its full satisfaction, the material and legal possession of the PROPERTY. The SELLING PARTY hereby covenants and agrees to indemnify, protect and hold harmless and defend the BUYING PARTY, against all defects in the ownership of the PROPERTY, including against any rights of third parties to possession. Moreover, the SELLING PARTY covenants and agrees to indemnify the BUYING PARTY and hold it safe and harmless against any collection from any authority or public services company for providing any public service or the access or egress within and around the PROPERTY, and for the issuing of construction and use licenses, provided that such collections are related or charged within a period of time during which the SELLING PARTY held the ownership of the PROPERTY or that such charges should have been paid during such period.

Except for any expressed guarantees, declarations and agreements contained herein, including the guaranty of title and right of possession, the SELLING PARTY sells the PROPERTY and the BUYING PARTY acquires and buys the PROPERTY as it is and where it is, and the SELLING PARTY makes no statements nor grants any guaranties regarding the above, and will have no liabilities, unless otherwise established by law, regarding: (1) the condition of the property, or any building, structure, or improvements on the property or the suitability, habitability, merchantability or fitness of the property for the BUYING PARTY’s intended use or for any use whatsoever (2) compliance with any building, zoning or fire laws or regulations or with respect to the existence of or compliance with any required permits that would not cause a material liability, if any; (3) the availability or adequacy of any water, sewer, or utility rights; (4) the presence of any hazardous substances in any improvements on the property, including without limitation asbestos or urea formaldehyde, or the presence of any environmentally hazardous wastes or materials on or under the property; (5) the presence of any underground storage tanks or above ground storage tanks on the property; (6) the accuracy or completeness of any plans and specifications, reports, or other materials provided to the BUYING PARTY; or (7) any other matter relating to the condition of the property. Without limiting the generality of the foregoing, the SELLING PARTY shall have no liability to the BUYING PARTY with respect to the condition of the property under any law or regulation, except when such waiver is not permitted by applicable law. The BUYING PARTY hereby waives any and all claims which the BUYING PARTY has or may have against the SELLING PARTY with respect to the condition of the property except for its environmental condition and except when such waiver is not permitted by applicable law. The SELLING PARTY and the BUYING PARTY acknowledge that this disclaimer has been specifically negotiated. The BUYING PARTY and The SELLING PARTY acknowledge that this disclaimer is made in accordance with articles 6 and 2041 of the civil code in effect for the state of Chihuahua.

FOURTH. The BUYING PARTY assumes the obligation to pay for all expenses, taxes, costs, and fees derived from the execution hereof, except for the income tax which shall be paid by the SELLING PARTY. The parties agree to prorate the Real Property Tax, maintenance fees, services and any other charge applicable to the PROPERTY as of this date. The prorating shall be made on the basis of a 365 day year, as of 12:01 a.m. of today. If the amount of taxes, maintenance fees, and other amounts are not known at this time, the parties agree that they shall be readjusted (payment or reimbursement) as soon as the amounts of such taxes, maintenance fees or other amounts are known, in accordance with the evidence presented. This Clause shall survive the execution hereof. The prorating shall be made according with the number of days of the year during which each one of the parties was the owner of the PROPERTY.

FIFTH. The BUYING PARTY agrees to destine the PROPERTY acquired hereby for industrial purposes or for any other legally permitted purpose, and agrees to comply with the Urban Development Law for the State of Chihuahua and other applicable provisions in force for human settlement issues. The parties in this act state that they know the Protective Covenants and Restrictions of Parque Industrial G.E.M.A., and the BUYING PARTY herby covenants and agrees to respect them.

SIXTH. Both parties to this Purchase and Sale Agreement declare that in this act there have been no vices in their will that affect the validity of this legal act, nor any harm that can affect any of the parties.

SEVENTH. The appearing parties accept this deed and each and every one of their parts, given that they are drafted pursuant to their agreement; and for any matter related to this Agreement they expressly submit to the provisions of the Civil Code in force in the State of Chihuahua and to the jurisdiction of the Courts of Ciudad Juarez, State of Chihuahua, expressly waiving any other jurisdiction that given their future or present domiciles may correspond to them.

EIGHTH. The parties declare that before the execution hereof, on April 22 (TWENTY-TWO), 2005 (TWO THOUSAND FIVE), they entered into a Promise to enter into a Purchase and Sale Agreement regarding the PROPERTY which includes several of conditions for the execution of this purchase and sale, same which have been fulfilled in their totality, or the party in which favor they were made, has waived them.

PERSONALITY OF THE PARTIES.